8-K CINCINNATI BELL INC.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 4, 2012

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Section 1 - Registrant's Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

Second Amendment to Amended and Restated Receivables Purchase Agreement

On June 4, 2012, Cincinnati Bell Inc. (the “Company”), its wholly-owned receivables subsidiary Cincinnati Bell Funding LLC (“CB Funding”), the various Purchasers and Purchaser Agents identified therein and PNC Bank, National Association as Administrator and LC Bank entered into the Second Amendment to Amended and Restated Receivables Purchase Agreement (the “Second Amendment”). The Second Amendment amends the Company's Amended and Restated Receivables Purchase Agreement originally entered into on June 6, 2011 among the Company, CB Funding, the various Purchasers and Purchaser Agents identified therein and PNC Bank, National Association as Administrator and LC Bank (the “Amended and Restated Purchase Agreement”), by making conforming changes to account for provisions of the Dodd-Frank banking act and extending the term of the Amended and Restated Purchase Agreement to June 3, 2013.

A copy of the Second Amendment to Amended and Restated Receivables Purchase Agreement is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
99.1
Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 4, 2012, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, the Various Purchaser Groups identified therein, and PNC Bank, National Association, as Administrator and LC Bank.

Form 8-K	Cincinnati Bell Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
Date:	June 8, 2012	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Exhibit
99.1
Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 4, 2012, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, the Various Purchaser Groups identified therein, and PNC Bank, National Association, as Administrator and LC Bank.